CUSIP No. 619908304 13G	Page 14 of 14 Pages

Exhibit 2

Subsidiaries

Bay Harbour Management, L.C., a wholly owned subsidiary of Tower Investment Group, L.C., is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.